UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-221685	38-4046290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Colony NorthStar, Inc. 515 S. Flower Street, 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule

405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 18, 2018, each of NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), and NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), held a special meeting of its stockholders (collectively, the “Special Meetings”). At the Special Meetings, NorthStar I and NorthStar II stockholders approved the merger of NorthStar I and NorthStar II, respectively, with and into Colony NorthStar Credit Real Estate, Inc. (the “Company”) in a stock-for-stock transaction, with the Company surviving each merger (the “North Star I Merger” and the “North Star II Merger,” respectively, and collectively, the “Mergers”), and the other proposals presented at the Special Meetings in connection with the proposed combination of a select portfolio of assets and liabilities of Colony NorthStar, Inc. with substantially all of the assets and liabilities of NorthStar I and all of the assets and liabilities of NorthStar II (the “Combination”) pursuant to the Master Combination Agreement, dated as of August 25, 2017 and amended and restated on November 20, 2017.

The Combination is currently expected to close on or about January 31, 2018, subject to the satisfaction or waiver of all closing conditions relating to the Combination. As a result of the Mergers, among other things, each outstanding share of NorthStar I common stock will be converted into the right to receive 0.3532 shares of Company Class A common stock (the “Common Stock”) and each outstanding share of NorthStar II Class A and Class T common stock will be converted into the right to receive 0.3511 shares of Common Stock. No fractional shares will be issued in connection with the Mergers and the applicable NorthStar I and NorthStar II stockholders will receive cash in lieu of fractional shares. It is currently expected that the Company will pursue a listing (the “Listing”), rather than an initial public offering, to satisfy the condition to completion of the Combination that the Common Stock be approved for listing on a national securities exchange in connection with either an initial public offering or a Listing. In connection therewith, the Company has retained J.P. Morgan and Barclays as advisors with respect to the Listing. Subject to approval for listing from the New York Stock Exchange (the “NYSE”), it is expected that the Common Stock will be listed on the NYSE under the ticker symbol “CLNC” and will begin trading on or about February 1, 2018. There can be no assurance that the closing of the Combination will occur within the timeframe noted above or at all or that the Company will pursue the Listing within the timeframe noted above or at all.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by governmental or regulatory agencies and third parties; the risk that a condition to closing of the Combination may not be satisfied (including the listing by the Company of its Common Stock on a national securities exchange); each party’s ability to consummate the transactions contemplated by the Combination; operating costs and business disruption may be greater than expected; and the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this report. The Company is under no duty to update any of these forward-looking statements after the date of this report or to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders Vice President and Secretary